UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

Autolus Therapeutics plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks
191 Wood Lane
London	W12 7FP
United Kingdom
(Address of principal executive offices)(Zip Code)

(44) 20	3829 6230
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value $0.000042 per share	AUTL	The Nasdaq Global Select Market
Ordinary shares, nominal value $0.000042 per share*	*	The Nasdaq Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Select Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of John Johnson as Director
On March 26, 2024, John Johnson notified Autolus Therapeutics plc (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company, effective April 1, 2024. Mr. Johnson has served as the chair of the Board since September 15, 2022. His resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Johnson for his dedicated service on the Board and wishes him well in his future pursuits.
Appointment of Michael Bonney and Ravi Rao as New Directors
On March 26, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Michael W. (“Mike”) Bonney to serve as a Class II director of the Company and as Chair of the Board, effective April 1, 2024. Mr. Bonney was appointed to serve as a member of the Board until the Company’s 2026 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.
Mr. Bonney, age 65, possesses over 30 years of operational, commercial and senior management experience in the biopharmaceutical industry. Mr. Bonney served as the Chair of the board of directors of Kaleido Biosciences, Inc., a publicly held biotechnology company, from June 2017 until August 2021. Between August 2018 and October 2020, he served as Kaleido’s Executive Chair, and served as Kaleido’s Chief Executive Officer from June 2017 until August 2018. Mr. Bonney was a Partner at Third Rock Ventures, a healthcare venture firm, from January to July 2016. Mr. Bonney previously served as the Chief Executive Officer and a member of the board of directors of Cubist Pharmaceuticals, Inc., a publicly held biopharmaceutical company (now a wholly-owned subsidiary of Merck & Co., Inc.), from 2003 until his retirement in 2014. From 2002 to 2003, he served as Cubist’s President and Chief Operating Officer. From 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., a biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. Prior to that, Mr. Bonney held various positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney has served as a member of the board of directors of the publicly held company Alnylam Pharmaceuticals, Inc. since 2014, including as its chair from 2015 to August 2021 and as executive chair of its board from August 2021 to January 2023. Within the last five years, he also served on the boards of directors of the publicly held companies Magenta Therapeutics, Inc., Bristol-Myers Squibb Company, Celgene Corporation (which was acquired by Bristol-Myers Squibb), Syros Pharmaceuticals, Inc. and Sarepta Therapeutics, Inc. He holds a B.A. degree in economics from Bates College.
In addition, on March 26, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Ravi M. Rao, M.D. to serve as a Class I director of the Company and member of the Research and Development Committee, effective April 1, 2024. Dr. Rao was appointed to serve as a member of the Board until the Company’s 2025 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.
Dr. Rao, age 55, has served as Chief Medical Officer of Sitryx, a biopharmaceutical company, since April 2022 and as a Venture Partner at SV Health Investors since March 2022. From March 2022 to October 2023, he served as Chief Medical Officer at Oxford Biomedica, a contract development and manufacturing organization. He previously served as Head of R&D at Swedish Orphan Biovitrum and also as the Chief Medical Officer of Swedish Orphan Biovitrum AB, a global biopharmaceutical specialty company, from August 2020 to January 2022. From October 2019 to August 2020, Dr. Rao served as Chief Medical Officer of Aeglea Biotherapeutics Inc., a U.S. publicly traded clinical-stage company developing enzyme therapies for rare metabolic disease. From 2012 to October 2019, Dr. Rao was a Vice President at GlaxoSmithKline plc, a publicly traded British multinational pharmaceutical company. Dr. Rao has served as a member of the board of directors of the publicly held company DBV Technologies S.A. since 2021. Dr. Rao is an accredited rheumatologist and was an academic physician-scientist at Imperial College (London). He is a Member of the Royal College of Physicians, London and an Honorary Member of the Faculty of Pharmaceutical Medicine. He received his MB. BChir degree from the University of Cambridge and his Ph.D. in vascular biology from Imperial College, completing a postdoctoral fellowship at Harvard Medical School.
Mr. Bonney and Dr. Rao will each be compensated in accordance with the terms of the Company’s non-executive director compensation policy, pursuant to which Mr. Bonney will be entitled to receive a £52,500 annual retainer for his service as Chair of the Board and Dr. Rao will be entitled to receive a £31,500 annual retainer for his service on the Board and a £6,000 annual retainer for his service as a member of the Research and Development Committee. Further, pursuant to the policy, Mr. Bonney and Dr. Rao will also be granted initial one-time option awards to purchase 120,000 and 80,000, respectively, of the Company’s American Depositary Shares (“ADSs”), each with an exercise price equal the closing price of the Company’s ADSs on April 1, 2024. The awards will vest and become exercisable in thirty-six equal monthly installments, subject to the director’s continued service on the Board through each applicable vesting date. The Company will enter into its standard deed of indemnity agreement for directors and officers with each of Mr. Bonney and Dr. Rao, the form of which was filed as an exhibit to the Company’s Registration Statement on Form F-1 (File No. 333- 224720) filed with the SEC on June 8, 2018.
There are no family relationships between either Mr. Bonney or Dr. Rao and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Bonney or Dr. Rao that are reportable pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Bonney or Dr. Rao and any other persons pursuant to which either was selected as a director.
Item 7.01 Regulation FD Disclosure.
On April 1, 2024, the Company issued a press release announcing the resignation of Mr. Johnson and appointment of Mr. Bonney and Dr. Rao to the Board. The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.
The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits
d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated April 1, 2024
104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC
Dated: April 1, 2024	By:	/s/Christian Itin, Ph.D.
Name: Christian Itin, Ph.D.
Title: Chief Executive Officer